CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated April 30, 2014, with respect to the consolidated financial statements of RESAAS Services Inc. (the “Company”) as at December 31, 2013 and 2012 and for the years then ended, incorporated by reference in this Registration Statement on Form F-10 and the preliminary short-form base shelf prospectus of the Company.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

May 14, 2015